EXHIBIT-23.1

                               AUDITOR'S CONSENT













                          INDEPENDENT AUDITORS' CONSENT



Board of Directors
Clover Community Bankshares, Inc.

         We consent to the incorporation by reference in Clover Community Bankshares, Inc.'s Registration Statement on Form S-3 (No. 333-71777), relating to the registration of up to 50,000 shares of its common stock for issuance pursuant to the Clover Community Bankshares, Inc. Dividend Reinvestment Plan, of our report dated January 24, 2002, which is included in Clover Community Bankshares, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2001.





                        s/Donald G. Jones and Company, P.A.


Columbia, South Carolina
March 26, 2002